UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

CLIC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

(Former name of registrant)

Nevada	333-208350	47-4982037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

20200 W. Dixie Highway, Suite 1202

Aventura, FL 33180

(Address of principal executive offices)

(305)918-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Use of Certain Defined Terms

Except as otherwise indicated by the context, references in this report to “CLIC TECHNOLOGY, INC.”, the “Registrant”, “we,” “us,” “our,” “our Company” refer to the Registrant above.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

SECTION 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION

On May 24, 2019, CLIC Technology, Inc., a Nevada corporation (the “Company” or the “Registrant”) announced that its Board of Directors, with the approval of a majority of votes of its shareholders, had approved an amendment changing Article 3, “Authorized Stock”, of the Company’s Articles of Incorporation (the “Amendment”), wherein the total number of authorized shares of common stock of the Registrant shall be increased from three hundred and fifty million (350,000,000) shares to six hundred million (600,000,000) shares.

The Amendment was submitted to the Nevada Secretary of State and was declared effective on May 24, 2019, the date of filing of the file-stamped copy by the State of Nevada.

SECTION 8 – OTHER EVENTS

None.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Ex. No.	Date	Document
5.03	May 24, 2019	Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLIC Technology, Inc.

Dated: June 3, 2019	By:	/s/ Roman Bond
Roman Bond
President and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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